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                                                                    Exhibit 99.1

                      [LXR BIOTECHNOLOGY INC. LETTERHEAD]



Contacts:  Shelli J. Geer, Chief Financial Officer
           Leah Wong, Corporate Communications
           LXR Biotechnology inc.
           510.412.9100


                        LXR BIOTECHNOLOGY INC. ANNOUNCES
                        IMPLEMENTATION OF STRATEGIC PLAN

Richmond, Calif,. -- June 22, 1998 -- LXR Biotechnology(R) (AMEX: LXR), announced today the implementation of a strategic plan to accelerate the transition of the Company from a research firm to a drug development firm. Under the plan, the Company will be focusing on the clinical development and commercialization of Elirex (TM), a patented small molecule compound for the inhibition of heart muscle damage following a heart attack and CP-Cardiosol(TM), a patented solution for protecting hearts during cardiopulmonary bypass surgery. Cardiosol is the subject of corporate partnering discussions. Because of the limited commercial market for heart transplant solutions, the clinical development of HK-Cardiosol is being suspended pending developments in corporate partnering discussions. The Company is doing additional preclinical studies that will allow the initiation of clinical trials for CP-Cardiosol. The current strategy for further development of CP-Cardiosol is expected to require obtaining a corporate partnership. The plan also entails the suspension of most pure research at the company and a reduction of the Company's burn rate to extend the Company's cash through approximately the first quarter of 1999. The strategic plan, which includes a significant reduction in personnel, was developed by the executives and Board of Directors, which was largely reconstituted this year.

"Elirex and Cardiosol are the crown jewels of LXR, which the Company believes will have significant market potential," said G. Kirk Raab, chairman and interim CEO of LXR. "Although LXR has a scientific staff that rivals any that I have been associated with, we cannot afford the luxury of research that will have payoffs in the distant future. Cutting the burn rate now is appropriate when we have a significant amount of cash in the bank. Maintaining cash reserves will allow LXR to pursue the aggressive development of Elirex and CP-Cardiosol, enhance our leverage in corporate partnering discussions, minimize the need for dilutive financings and have the structure in place pending the hiring of a new CEO. The name of the game, frankly, is shareholder value. It is, however, a painful task for us to let go to a number of people who have so selflessly contributed to creating the body of proprietary technology that LXR enjoys."

LXR Biotechnology Inc. is a biopharmaceutical company engaged in research and development of innovative therapeutics designed to treat diseases through the control of apoptosis or gene-directed cell death.

Statements in this press release that are not historical are forward looking statements. These forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in any forward looking statements, all of which are difficult to predict and many of which are beyond the control of the Company, including, but not limited to, the risks and uncertainties related to the obtaining, validity, and enforcement of patents, new and developing technologies, the inherent complexity and uncertainty regarding the development of new pharmaceutical and medical device products, LXR's early stage of development, the results of research and development efforts, results of future clinical trials, future capital needs and the uncertainty of additional funding and government regulations or approval of clinical trials, and other factors which are detailed in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission. LXR does not undertake to revise or update any forward looking statements to reflect events or circumstances that may arise after the date hereof.

For more information, visit LXR Biotechnology's web site at http://www.lxr.com